Exhibit 10.1
SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE
     This Separation of Employment Agreement and General Release (the “Agreement”) is made as of September 23, 2005, by and among ANNUITY AND LIFE RE (HOLDINGS), LTD., a Bermuda corporation (“Holdings”), and ANNUITY AND LIFE REASSURANCE, LTD., a Bermuda corporation (“Annuity Reassurance” and together with Holdings, “Employer”), and JOHN F. BURKE (“Executive”).
WITNESSETH
     WHEREAS Executive is employed as President and Chief Executive Officer of Employer pursuant to that certain Amended and Restated Employment Agreement by and among Holdings, Annuity Reassurance and Executive, dated as of July 28, 2003 (the “Employment Agreement”); and
     WHEREAS Executive and Employer mutually desire to terminate amicably Executive’s employment with Employer; and
     WHEREAS Executive and Employer desire to set forth the terms and conditions for the termination of their employment relationship and to resolve all other matters between them.
AGREEMENTS
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
     1. (a) Executive, for and in consideration of the undertakings of Employer set forth herein, does hereby permanently and irrevocably sever his employment relationship with Employer effective as of September 16, 2005, and Executive does hereby remise, release and forever discharge Employer, its subsidiaries and affiliated entities, and each of its and their officers, directors, shareholders, employees, attorneys, insurers and other agents, and its and their respective successors and assigns, heirs, executors, administrators and representatives (hereinafter referred to collectively as the “Employer Releasees”) of and from any and all rights, obligations, promises, agreements, losses, controversies, claims, actions, causes of action, suits, debts, claims and demands, and expenses, including without limitation attorneys’ fees and costs, of any nature whatsoever, in law or in equity, whether known or unknown, asserted or unasserted, which Executive ever had, now has, or hereafter may have against the Employer Releasees, or any of them, relating to Executive’s service as a director of Employer or any other member of the Affiliated Group (as defined in the Employment Agreement), Executive’s employment relationship with Employer, the Employment Agreement or Executive’s separation from Employer that arose or occurred at any time up to and including the date hereof, including, but not limited to, any claims relating to Executive’s service as a director of Employer or any other member of the Affiliated Group, Executive’s employment relationship with Employer, the Employment Agreement or Executive’s separation from Employer arising under any foreign, Island of Bermuda or United States federal, state or local statutes, ordinances or common law principles, including without limitation the Employment Act 2000 (Bermuda), the Human Rights Act 1981 (Bermuda), Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the New York State Human Rights Law, the New York City Human Rights Law, and other employee-protective law of any jurisdiction that may apply.
     (b) Employer does hereby remise, release and forever discharge Executive of and from any and all rights, obligations, promises, agreements, losses, controversies, claims, actions, causes of action, suits, debts, claims and demands, and expenses, including without limitation attorneys’ fees and costs, of any nature whatsoever, in law or in equity, whether known or unknown, asserted or unasserted, which Employer ever had, now has, or hereafter may have against Executive, relating to Executive’s service as a director of Employer or any other member of the Affiliated Group (as defined in the Employment Agreement), Executive’s employment relationship with Employer, the Employment Agreement or Executive’s separation from Employer that arose or occurred at any time up to and including the date hereof, including, but not limited to, any claims relating to Executive’s service as a director of Employer or any other member of the Affiliated Group, Executive’s employment relationship with Employer, the Employment Agreement or Executive’s separation from Employer arising under any foreign, Island of Bermuda or United States federal, state or local statutes, ordinances or common law principles, including without limitation the Employment Act 2000 (Bermuda), the Human Rights Act 1981 (Bermuda), Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the New York State Human Rights Law, the New York City Human Rights Law, and other employee-protective law of any jurisdiction that may apply. Notwithstanding the foregoing, Employer does not release Executive from any claims involving knowing misrepresentation, fraud, theft, intentional wrongdoing, intentional breach of fiduciary duty, and/or intentional misappropriation of Employer’s property.
     2. Effective as of September 16, 2005, Executive does hereby resign from his position as a member of the Board of Directors of Employer and from all positions that he holds or has ever held with Employer and any other member of the Affiliated Group (as defined in the Employment Agreement) and with any other entity with respect to which Employer has requested Executive to perform services.
     3. In consideration of this Agreement, Employer shall pay to Executive the following amounts:
     (a) Within five business days following the date on which this Agreement becomes irrevocable, (i) a lump sum severance payment in cash of US$540,000, plus all accrued but unpaid salary of Executive through September 16, 2005, if any, and (ii) a lump sum payment in cash of US$200,000 in respect of Executive’s releases, waivers and covenants contained in this Agreement.
     (b) If the Closing, as such term is defined in that certain Master Agreement, dated as of August 10, 2005, by and among Annuity Reassurance, Annuity and Life Reassurance America, Inc., Prudential Select Life Insurance Company of America and Wilton Reinsurance Bermuda Limited (as it may be amended from time to time) (the “Master Agreement”), occurs, a lump sum in cash of US$1,160,000 (the “Closing Payment”) within five business days following the date of the Closing. Executive acknowledges and agrees that the Closing Payment shall only be payable by Employer if the Closing actually occurs; provided, however, that if (i) a Competing Acquisition Proposal (as that term is defined in the Master Agreement) is formally proposed to Employer’s Board of Directors on or before February 28, 2006 and the Master Agreement has not otherwise been terminated at the time such proposal is presented to the Board, (ii) the Board elects to terminate the Master Agreement so that Employer can pursue that Competing Acquisition Proposal in lieu of the transactions contemplated by the Master Agreement and (iii) the final closing of such Competing Acquisition Proposal occurs, then Employer shall pay the Closing Payment to Executive within five business days following the date of the closing of such Competing Acquisition Proposal. Employer represents that it is not, as of the date of this Agreement, pursuing a Competing Acquisition Proposal.
     4. As of the date of this Agreement, all restricted stock held by Executive shall immediately vest, and all stock options held by Executive shall become immediately exercisable and shall remain exercisable until the earlier of (a) fifth anniversary of the date of this Agreement or (b) the end of the otherwise applicable term of such stock options.
     5. Except as specifically set forth in this Agreement, it is expressly understood that Employer does not have, and will not have, any obligation to provide Executive at any time in the future with any payments, benefits or considerations. It is further understood that, notwithstanding any other provision of this Agreement, Employer may withhold from any amounts payable under this Agreement any foreign, federal, state and local taxes as shall be required to be withheld pursuant to any applicable law or regulation.
     6. (a) Neither Executive nor any person, organization or other entity on Executive’s behalf, will file, charge, claim, sue or cause or permit to be filed, charged or claimed, any civil action, suit or legal proceeding for personal relief (including any action for damages, injunctive, declaratory, monetary or other relief and any application or claim before any Bermuda employment tribunal) against the Employer Releasees involving any matter occurring at any time in the past up to and including the date of this Agreement or involving any continuing effects of any acts or practices which may have arisen or occurred prior to the date of this Agreement. If Executive or any such person, organization, or other entity should bring a claim described in the previous sentence, such party will not accept any personal relief in any such action. This Section 6 shall not operate to waive any rights that may not legally be waived, nor shall it preclude Executive from bringing an action to challenge this Agreement. Executive affirms that, as of this date, he has not taken or initiated any action encompassed by this Section 6, including instituting any proceedings before any Bermuda employment tribunal. Executive acknowledges that

Employer is entering into this Agreement in specific reliance upon the representations, warranties and undertakings made by Executive in this Agreement and that, without prejudice to any other remedy Employer may have under this Agreement or otherwise, to the extent permitted by law, Employer shall be entitled to the immediate repayment of all amounts paid to Executive under Section 3 of this Agreement should any of Executive’s representations, warranties or undertakings in this Section 6 be breached.
     (b) Neither Employer nor any person, organization or other entity on Employer’s behalf, will file, charge, claim, sue or cause or permit to be filed, charged or claimed, any civil action, suit or legal proceeding for relief (including any action for damages, injunctive, declaratory, monetary or other relief and any application or claim before any Bermuda employment tribunal) against Executive involving any matter occurring at any time in the past up to and including the date of this Agreement or involving any continuing effects of any acts or practices which may have arisen or occurred prior to the date of this Agreement. If Employer or any such person, organization, or other entity should bring a claim described in the previous sentence, Employer will not accept any relief in any such action. This Section 6 shall not operate to waive any rights that may not legally be waived, nor shall it preclude Employer from bringing an action to challenge this Agreement or for any claims involving Executive’s knowing misrepresentation, fraud, theft, intentional wrongdoing, intentional breach of fiduciary duty, and/or intentional misappropriation of Employer’s property. Employer affirms that, as of this date, neither it nor any person, organization or other entity on the Employer’s behalf has taken or initiated any action encompassed by this Section 6, including instituting any proceedings before any Bermuda employment tribunal. Employer acknowledges that Employee is entering into this Agreement in specific reliance upon the representations, warranties and undertakings made by Employer in this Agreement.
     7. In further consideration of the agreements of Employer as set forth herein:
     (a) Executive shall continue to be bound by the terms of each of the covenants contained in Section 9 of the Employment Agreement. Executive expressly acknowledges that damages alone may be an inadequate remedy for any breach or violation of this Section 7(a) and that Employer, in addition to all other remedies, shall be entitled as a matter of right to equitable relief, including injunctions and specific performance, in any court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage, in addition to, and not in lieu of, such other remedies as may be available to Employer for such breach, including the recovery of money damages.
     (b) Executive shall cooperate fully with Employer and its counsel with respect to any matter (including any litigation, arbitration, investigation, or governmental proceeding) relating to matters with which Executive was involved during the term of his employment with Employer, including full disclosure of all relevant information and truthfully testifying on Employer’s behalf in connection with any such proceeding or investigation. Executive will render such cooperation in a timely manner and at such times and places as may be mutually agreeable to the parties. Executive agrees that he will promptly notify Employer if he is contacted for an interview or if he receives a subpoena in any matter relating in any way to matters with which he was involved during his employment with Employer. Employer shall, to the extent permitted by applicable law, pay Executive the sum of $2,500 for each day on which Executive provides at least two hours of substantive service to Employer in fulfillment of his obligations under this Section 7(b), including reasonable travel time directly related to the performance of such services.
     8. This Agreement will be governed by and construed according to the laws of the State of New York.
     9. In case any one or more of the provisions contained of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, which shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. No waiver by either party of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by either party of any right under this Agreement shall be construed as a waiver of any other right.
     10. Executive recognizes that his employment relationship with Employer is hereby permanently and irrevocably severed and that Employer has no obligation, contractual or otherwise, to hire, rehire or re-employ him in the future.
     11. This Agreement is not and shall not be construed to be an admission of any violation of any United States federal, state or local statute or regulation, any statute or regulation of the Island of Bermuda, or of any duty (contractual or otherwise) owed by either party to the other, and this Agreement is made voluntarily to provide an amicable conclusion of Executive’s employment relationship with Employer.
     12. Executive has not communicated or disclosed, and shall not hereafter communicate or disclose, the terms of this Agreement to any persons with the exception of members of his immediate family, his attorneys, and his accountant or tax advisor, each of whom shall be informed of this confidentiality obligation and shall be bound by its terms. Neither party shall disparage in any way to any third party the professional or personal reputation or character of the other, including, in the case of Employer, any member of the Affiliated Group, or its or their affiliated corporations or entities, or any of their officers, directors, employees, agents or representatives.
     13. Executive hereby certifies that he has read the terms of this Agreement, that he has been informed by Employer through this document that he should discuss this Agreement with an attorney of his own choice and that he has had an opportunity to do so, and that he understands the terms and effects of this Agreement. Executive further certifies that he has the intention of releasing all claims recited herein in exchange for the consideration described herein, which he acknowledges as adequate and satisfactory to him. Neither Employer nor any of its agents, representatives or attorneys has made any representations to Executive concerning the terms or effects of this Agreement other than those contained herein.

     14. Executive acknowledges that he has returned to Employer all documents and other property of Employer in his possession, under his control or to which he may have access, other than the Master Agreement referenced in Section 3(b) above. Such property includes, but is not limited to, computers, records, files, memoranda, reports, customer lists, drawings, plans, documents, keys, equipment, credit cards, compact disks and other portable media and the like that Executive has used, prepared or come into contact with during the course of his employment with Employer. Notwithstanding anything to the contrary set forth in this Agreement, Executive shall be permitted to maintain the three computers provided to him by Employer during the course of his employment and all related peripheral equipment currently in the Executive’s possession; provided, however, that Executive shall, within three business days following the date of this Agreement, make such equipment available to a designated representative of the Employer for a period not to exceed ten business days so that Employer may duplicate or destroy all electronic files, records, emails, or other media related to Employer contained on such equipment. Executive hereby represents and warrants that he has not, since August 29, 2005, deleted or destroyed any electronic files, records, emails or other media contained on such equipment, and agrees that he shall not, from the date of this Agreement through the date on which such equipment is made available to the representative of Employer, delete or destroy any electronic files, records, emails or other media contained on such equipment.
     15. The parties to this Agreement irrevocably hereby submit to the exclusive jurisdiction and venue of the United States federal courts or the courts of the State of New York in New York City in any action or proceeding brought with respect to or in connection with this Agreement. Each party hereby waives any objection based on forum non conveniens and waives any objection to venue of any action instituted hereunder in such courts.
     16. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. The Employment Agreement is hereby terminated and has no continuing force or effect other than Section 9 of the Employment Agreement, which shall continue. In the event of conflict between this Agreement and Section 9 of the Employment Agreement, the provisions of this Agreement shall prevail.
     17. Executive acknowledges that he has been informed that he has the right to consider this Agreement for a period of at least 21 days prior to entering into this Agreement. Executive further acknowledges that he has the right to revoke this Agreement within 7 days of its execution by giving written notice of such revocation by hand delivery or fax to Holdings, Attention: Chairman of the Board, within the 7 day period. Notwithstanding the foregoing, Employer shall have no obligation to make any payment described in paragraph 3 or provide any benefit described in the Agreement until the Agreement becomes final and irrevocable. Executive acknowledges that, in the event he revokes the Agreement, the Agreement is null and void, and Executive shall not be entitled to receive any of the payments or benefits described herein.
[Signature page follows]

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed the foregoing Agreement as of the date first written above.

WITNESS:	/s/ Andrea A. Clark		/s/ John F. Burke John F. Burke

ANNUITY AND LIFE RE (HOLDINGS), LTD.

WITNESS:	/s/ John Paul Loughran	By:	/s/ John W. Lockwood
		Name:	John W. Lockwood
		Title:	Chief Financial Officer and Secretary

ANNUITY AND LIFE REASSURANCE, LTD.

WITNESS:	/s/ John Paul Loughran	By:	/s/ John W. Lockwood
		Name:	John W. Lockwood
		Title:	Chief Financial Officer and Secretary
[Signature page to Separation of Employment Agreement and General Release]